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                        THE TOLEDO EDISON COMPANY




                                   TO




                       THE CHASE MANHATTAN BANK
                             as Trustee.





                 Forty-seventh Supplemental Indenture


                         DATED AUGUST 1, 1997

         (Supplemental to Indenture dated as of April 1, 1947)


             First Mortgage Bonds, 6.10% Series due 2027




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                      THE TOLEDO EDISON COMPANY

                 Forty-seventh Supplemental Indenture

                       Dated August 1, 1997

                        TABLE OF CONTENTS

                                                        Page
                                                        ----

Parties                                                    1

Recitals                                                   1

Form of Bond of This Series                                4

Granting Clauses                                          10

Article I  --  Creation and Description of Bonds of
               This Series                                11

  Section  1  --Creation of Bonds of This Series,
                Limit on Amount Issuable                  11

  Section  2  --Interest Rates, Computation and
                Payment Dates                             11

  Section  3  --Place and Coin of Payment                 11

  Section  4  --Denominations                             11

  Section  5  --Transfer and Exchange                     11

  Section  6  --Record Date for Payment of Interest       12

  Section  7  --Date of Bonds of This Series              12

  Section  8  --Authentication of Bonds of This
                Series by Trustee                         12

Article II  --  Redemption of Bonds of This Series        13

  Section  1  --Bonds of This Series Redeemable           13

  Section  2  --Mandatory Redemption Provisions           13

  Section  3  --Certain Provisions Of Original Indenture
                Applicable To Redemption Of Bonds Of
                This Series                               14


  Section  4  --Bondholder Agrees To Accept Payment
                Of Bonds Of This Series Redeemed Prior
                To Maturity                               14

Article III  --  Payment Deemed Made of Bonds of
                 This Series                              14

  Section  1  --Upon Surrender Of Authority Bonds
                Purchased                                 14

  Section  2  --Upon Payment Of Authority Bonds           15

  Section  3  --Surrender And Cancellation Of Bonds
                Of This Series                            15

Article IV  --  The Trustee                               16

  Section  1  --The Trustee Accepts Trust Created By
                Forty-Seventh Supplemental Indenture      16

  Section  2  --Agency Of The Company Other Than The
                Trustee                                   16

  Section  3  --Trustee Advises Company Of Notations
                Provided For In Article III               16

Article V  --  Miscellaneous Provisions                   17

  Section  1  --Ratification And Approval Of Original
                Indenture As Supplemented                 17
                Covenants Of Original Indenture, Except
                As Modified, Continue In Effect

  Section  2  --Forty-Seventh Supplemental Indenture
                May Be Executed In Counterparts           17

  Testimonium Clause                                     S-1

  Signatures And Seals                                   S-1

  Acknowledgments                                        S-1

  Recording And Filing Data                              R-1





     Forty-seventh Supplemental Indenture, dated August 1, 1997, made by and between THE TOLEDO EDISON Company, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), and THE CHASE MANHATTAN BANK, a corporation organized and existing under the laws of the State of New York (the "Trustee"), as Trustee.

                         RECITALS

     The Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 (the "Original Indenture") to The Chase National Bank of the City of New York, predecessor Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder an initial series of bonds designated as First Mortgage Bonds, 2 7/8% Series due 1977, being the initial series of bonds issued under the Original Indenture; and

     The Company has heretofore executed and delivered to The Chase National Bank of the City of New York, predecessor Trustee, four Supplemental Indentures supplementing the Original Indenture dated, respectively, September 1, 1948, April 1, 1949, December 1, 1950 and March 1, 1954 and has heretofore executed and delivered to The Chase Manhattan Bank, which on March 31, 1955, became the Trustee under the Original Indenture by virtue of the merger of The Chase National Bank of the City of New York into President and Directors of The Manhattan Company under the name of The Chase Manhattan Bank, the Fifth and the Sixth Supplemental Indentures dated, respectively, February 1, 1956, and May 1, 1958, supplementing the Original Indenture; and

     The Chase Manhattan Bank was converted into a national banking association under the name The Chase Manhattan Bank (National Association), effective September 23, 1965; and by virtue of said conversion the continuity of the business of Chase Manhattan Bank, including its business of acting as corporate trustee, and its corporate existence, were not affected, so that Chase Manhattan Bank is vested with all the trusts, powers, discretion, immunities, privileges and all other matters as were vested in said Chase Manhattan Bank under the Indenture, with like effect as if originally named as Trustee therein; and

     The Company has heretofore executed and delivered to The Chase Manhattan Bank (National Association), predecessor Trustee, 38 Supplemental Indentures dated, respectively, as follows:
Seventh, August 1, 1967, Eighth, November 1, 1970, Ninth,
August 1, 1972, Tenth, November 1, 1973, Eleventh, August 15, 1974, Twelfth, October 1, 1975, Thirteenth, June 1, 1976, Fourteenth, October 1, 1978, Fifteenth, September 1, 1979, Sixteenth, September 1, 1980, Seventeenth, October 1, 1980, Eighteenth, April 1, 1981, Nineteenth, November 1, 1981, Twentieth, June 1, 1982, Twenty-first, September 1, 1982, Twenty-second, April 1, 1983, Twenty-third, December 1, 1983, Twenty-fourth, April 1, 1984, Twenty-fifth, October 15, 1984, Twenty-sixth, October 15, 1984, Twenty-seventh, August 1, 1985, Twenty-eighth, August 1, 1985, Twenty-ninth, December 1, 1985, Thirtieth, March 1, 1986, Thirty-first, October 15, 1987, Thirty-second, September 15, 1988, Thirty-third, June 15, 1989, Thirty-fourth, October 15, 1989, Thirty-fifth, May 15, 1990, Thirty-sixth,
March 1, 1991, Thirty-seventh, May 1, 1992, Thirty-eighth,
August 1, 1992, Thirty-ninth, October 1, 1992, Fortieth,
January 1, 1993, Forty-first, September 15, 1994, Forty-second, May 1, 1995, Forty-third, June 1, 1995, Forty-fourth, August 15, 1995 and Forty-fifth, August 15, 1995, supplementing the Original Indenture; and

     The Chase Manhattan Bank (National Association), Successor Trustee, was merged on July 1, 1996, with and into Chemical Bank, a New York banking corporation, which changed its name to The Chase Manhattan Bank, and which became the Trustee under the Original Indenture by virtue of such merger; and

     The Company has heretofore executed and delivered to The Chase Manhattan Bank, Trustee, a Forty-sixth Supplemental Indenture dated June 15, 1997, supplementing the Original Indenture, and is executing and delivering to The Chase Manhattan Bank, Trustee, this Forty-seventh Supplemental Indenture, dated August 1, 1997, supplementing the Original Indenture (The Original Indenture, all the aforementioned Supplemental Indentures, this Forty-seventh Supplemental Indenture and any other indentures supplemental to the Original Indenture are herein collectively called the "Indenture" and this Forty-seventh Supplemental Indenture is hereinafter called "this Supplemental Indenture"); and

     Pursuant to the provisions of the Indenture, the Company has issued 55 series of bonds in the aggregate principal amount of $2,472,400,000, of which 30 series (including the Bonds of the 1977 Series issued pursuant to the Original Indenture) in the aggregate principal amount of $1,177,200,000 are no longer outstanding and of which additional portions, aggregating $95,775,000 in principal amount, of 5 other series have been retired; and

     The Company covenanted in and by the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Original Indenture and to make subject to the lien thereof property acquired after the execution and delivery of the Original Indenture; and

     Under Article 3 of the Original Indenture, the Company is authorized to issue additional bonds upon the terms and conditions expressed in the Original Indenture; and

     The Company proposes to create one new series of First Mortgage Bonds to be designated as First Mortgage Bonds, 6.10% Series due 2027 (hereinafter called the "Bonds of this Series"), such series with the denominations, rate of interest, date of maturity, redemption provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

     The Bonds of this Series are to be issued by the Company to the Ohio Air Quality Development Authority (hereinafter called the "Air Authority"), and registered initially in the name of The Fifth Third Bank, Cincinnati, Ohio, Trustee (hereinafter called the "Air Bond Trustee") for the account of the Air Authority, to evidence and secure the obligations of the Company to repay a loan (hereinafter called the "Air Loan") made by the Air Authority to the Company pursuant to a certain loan agreement, dated as of August 1, 1997, between the Air Authority and the Company (hereinafter called the "Air Authority Loan Agreement") to assist the Company in refunding certain bonds which had been previously issued by the Air Authority, the proceeds of which had been loaned to the Company to assist in financing its portion of the cost of the acquisition, construction and installation of certain air pollution control facilities located at the Perry Nuclear Unit
No. 1 in Lake County, Ohio. The Air Loan is to be funded with proceeds to be derived from the sale by the Air Authority of one series of State of Ohio Collateralized Pollution Control Revenue Refunding Bonds, Series 1997-A (The Toledo Edison Company Project) (hereinafter called the "Air Bonds") in the aggregate principal amount of $10,100,000, to be issued under a Trust Indenture, dated as of August 1, 1997 (hereinafter called the "Air Bond Indenture"), between the Air Bond Trustee and the Air Authority. All right, title and interest of the Air Authority in the Bonds of this Series are to be assigned and pledged by the Air Authority to the Air Bond Trustee as further security for the payment of the principal of, premium, if any, and interest on the Air Bonds; and

     The Company, by appropriate corporate action, has duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Bonds of this Series and of specifying the form, provisions and particulars thereof as in said Original Indenture, as amended, provided or permitted, including the issuance only of fully registered Bonds of this Series, and of giving to the Bonds of this Series the protection and security of the Indenture; and

     The text of the Bonds of this Series is to be substantially in the form following:

                          [Form of Bond of This Series]

                             The Toledo Edison Company
                   First Mortgage Bond, 6.10% Series Due 2027
                                Due August 1, 2027

No.                                                       $

     The Toledo Edison Company, an Ohio corporation (hereinafter called the Company) for value received, hereby promises to pay to or registered assigns, the principal sum of Dollars or the aggregate unpaid principal amount hereof (as shown on the Schedule of Payments hereon), whichever is less, on August 1, 2027, at its office or agency in the Borough of Manhattan, The City of New York, or, so long as the registered owner of this Bond is the Air Bond Trustee (hereinafter defined), at the agency of the Company in the City of Cincinnati, State of Ohio, and semi-annually on the first day of August and the first day of February in each year, commencing February 1, 1998 (each such date hereinafter called an interest payment date), to pay interest on the unpaid principal amount hereof to the registered owner hereof at said office or agencies at the rate per annum specified in the title of this Bond, until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (hereinafter defined). Except as hereinafter provided, this Bond shall bear interest from the interest payment date next preceding the date of this Bond to which interest has been paid, unless this Bond is dated on an interest payment date, in which case from the date hereof; or unless this Bond is dated prior to the first interest payment date in respect hereof, in which case from August 1, 1997, and except that if this Bond is delivered on a transfer or exchange of or in substitution for another Bond or Bonds it shall bear interest from the last preceding date to which interest shall have been paid on the Bond or Bonds in respect of which this Bond is delivered (except that if this Bond is dated between the record date (hereinafter defined) for any interest payment date and such interest payment date, then from such interest payment date, provided, however, that if the Company shall default in payment of the interest due on such interest payment date, then from the next preceding interest payment date to which interest has been paid on the Bond of this Series, or if such interest payment date is the first interest payment date for Bonds of this Series, then from August 1, 1997). The interest so payable on any interest payment date will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Bond is registered at the close of business on the record date, which shall be the "Regular Record Date" as defined in the Air Bond Indenture (hereinafter defined), applicable to the regular interest payment date of any Bond of this Series, if it were an "Interest Payment Date" as defined in the Air Bond Indenture. Both the principal of and the interest on this Bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     This Bond is one of the Bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series) by a certain Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947 (hereinafter called the Original Indenture), made by the Company to The Chase National Bank of the City of New York, now succeeded by The Chase Manhattan Bank, as Trustee (hereinafter called the Trustee), and by certain indentures supplemental thereto, including the Forty-seventh Supplemental Indenture dated as of August 1, 1997 (the Original Indenture and said indentures supplemental thereto herein collectively called the Indenture and said Forty-seventh Supplemental Indenture hereinafter called the Supplemental Indenture), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee and the holders of said Bonds and of the coupons appurtenant to coupon Bonds under the Indenture and the terms and conditions upon which said Bonds are and are to be issued and secured, to all of the provisions of which Indenture and of all such supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of Bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this Bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said Bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the Bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that in case such changes and modifications affect one or more but less than all series of Bonds then outstanding, they shall be required to be adopted only by the affirmative vote of the holders of at least 75% in aggregate principal amount of outstanding Bonds of such one or more series so affected; and further provided, that without the consent of the holder hereof no such change or modification shall be made which will extend the time of payment of the principal of, or of the interest or premium, if any, on this Bond or reduce the principal amount hereof or the rate of interest or the premium, if any, hereon, or affect any other modification of the terms of payment of such principal or interest, or premium, if any, or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive the holder hereof of the benefit of a lien upon the mortgaged property for the security of this Bond, or will reduce the percentage of Bonds required for the adoption of changes or modifications as aforesaid.

     This Bond is one of a series of Bonds designated as First Mortgage Bonds, 6.10% Series due 2027, of the Company (herein called Bonds of this Series) limited, except as otherwise provided in the Indenture, in aggregate principal amount to $10,100,000 and issued under and secured by the Supplemental Indenture. The Bonds of this Series have been issued by the Company to the Ohio Air Quality Development Authority (hereinafter called the Air Authority) to evidence and secure the obligations of the Company to repay a loan (herein called the Air Authority Loan) made by the Air Authority to the Company pursuant to a certain loan agreement, dated as of August 1, 1997 (herein called the Air Authority Loan Agreement), between the Air Authority and the Company to assist the Company in refunding certain bonds which had been previously issued by the Air Authority, the proceeds of which had been loaned to the Company to assist in financing its portion of the cost of the acquisition, construction and installation of certain air pollution control facilities. The Air Authority Loan has been funded with proceeds derived from the sale by the Air Authority of one series of State of Ohio Collateralized Pollution Control Revenue Refunding Bonds, Series 1997-A (The Toledo Edison Company Project) (herein called the Air Bonds) in the aggregate principal amount of $10,100,000, issued under a Trust Indenture, dated as of August 1, 1997 (herein called the Air Bond Indenture), between The Fifth Third Bank, Cincinnati, Ohio, as trustee (herein called the Air Bond Trustee) and the Air Authority. All right, title and interest of the Air Authority in the Bonds of this Series have been assigned by the Air Authority to the Air Bond Trustee as security for the payment of the principal of and premium, if any, and interest on the Air Bonds; and the Bonds of this Series have been delivered to the Air Bond Trustee, as trustee, for the benefit of the holders of the Air Bonds.

     In the event any Air Bonds shall be surrendered to the Air Bond Trustee or other person for cancellation pursuant to the Air Bond Indenture (except upon exchange for other Air Bonds), Bonds of this Series equal in principal amount to such Air Bonds shall be deemed to have been paid, but only when and to the extent
(a) so noted on the Schedule of Payments hereon by one of the agencies of the Company hereinabove specified and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (b) such Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of (or premium, if any) or interest on any Air Bonds shall be paid or deemed to be paid, an equal amount of principal (or premium, if any) or interest, as the case may be, payable with respect to an aggregate principal amount of Bonds of this Series equal to the aggregate principal amount of such Air Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extent (i) so noted on the Schedule of Payments hereon by one of the agencies of the Company hereinabove specified and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (ii) this Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph. When any such payment of principal of this Bond is made, this Bond shall be surrendered by the registered owner hereof to an agency of the Company for such notation and notification or to the Trustee for cancellation.

     In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver Bonds of this Series in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

     The Bonds of this Series are subject to mandatory redemption by the Company prior to maturity, upon not less than thirty days prior notice, in whole or in part at any time, all as more fully provided in Section 1 of Article II of the Supplemental Indenture, in the event the Company exercises its option to direct the redemption of Air Bonds, pursuant to Section 6.2 of the Air Authority Loan Agreement, and an equivalent principal amount of Air Bonds are being concurrently called for redemption, at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the date fixed for redemption.

     The Bonds of this Series are also subject to mandatory redemption by the Company prior to maturity at any time (a) in whole upon notice of the occurrence of an event of default under the Air Bond Indenture and of the acceleration of the payment of the principal of the Air Bonds or (b) in whole or in part upon a final determination by any federal, judicial or administrative authority that interest on the Air Bonds is includable for federal income tax purposes in the gross income of the holders of the Air Bonds (other than because a holder is a "substantial user" of the Project being financed pursuant to the Air Authority Loan Agreement or a "related person" thereof, as those terms are used in Section 147(a) of the Internal Revenue Code of 1986, as amended) and an equivalent amount of Air Bonds are being concurrently called for redemption, in each case as provided in
Section 2 of Article II of the Supplemental Indenture, at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the date fixed for redemption.

     The Bonds of this Series are also subject to mandatory redemption by the Company prior to stated maturity, all as more fully provided in Section 1 of Article II of the Supplemental Indenture, in whole or in part, on any date on or after August 1, 2007 in the event that and to the extent that the Company exercises its option to direct the redemption of Air Bonds, pursuant to Section 6.1 of the Air Authority Loan Agreement, and an equivalent principal amount of Air Bonds are being concurrently called for redemption, at redemption prices, plus accrued and unpaid interest, if any, to the redemption date as follows:

                                             Redemption Price
                                       (Expressed as a Percentage
                                                 of the
          Redemption Periods                 Principal Amount
          (dates inclusive)                   Being Redeemed)
          ------------------            -------------------------

  August 1, 2007 through July 31, 2008             102%
  August 1, 2008 through July 31, 2009             101%
  August 1, 2009 and thereafter                    100%

     Any redemption of the Bonds of this Series shall be made in accordance with the applicable provisions of Sections 5.02, 5.03,
5.04 and 5.05 of the Original Indenture, unless and to the extent waived in writing by the registered owner or owners of all Bonds of this Series and such waiver is filed with the Trustee.

     If this Bond shall be called for redemption and payment of the redemption price shall be duly provided by the Company as specified in the Indenture, interest shall cease to accrue hereof from and after the date of redemption fixed in the notice thereof.

     The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein described.

     This Bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and thereupon a new fully registered Bond or Bonds of this Series and maturity, for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange therefor, as provided in the Indenture. The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose or receiving payment and for all other purposes. This Bond, alone or with other Bonds of this Series and maturity, may in like manner be exchanged at such office or agency for one or more new fully registered Bonds of this Series and maturity, in authorized denominations, of the same aggregate principal amount. Upon each such transfer, exchange and re-exchange the Company will not require the payment of any charges, other than for any tax or other governmental charge required to be paid by the Company in connection therewith.

     No recourse under or upon any covenant or obligation of the Indenture, or of any indenture supplemental thereto, or of this Bond, for the payment of the principal of or the interest on this Bond, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or any predecessor or successor corporation or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitution, statute or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this Bond, and being likewise waived and released by the terms of the Indenture.

     This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by The Chase Manhattan Bank or its successor, as Trustee under the Indenture.

     In Witness Whereof, The Toledo Edison Company has caused this Bond to be signed in its name by its President or a Vice
President, manually or in facsimile, and its corporate seal to be impressed or imprinted hereon and attested by a manual or facsimile signature of its Secretary or an Assistant.

Dated:

                          The Toledo Edison Company

                     By
                         ----------------------------------
                         President

Attest:

----------------------
    Secretary

                   [Form of Trustee's Certificate of
Authentication]

     This Bond is one of the Bonds of the series designated and described in the within-mentioned Indenture and Supplemental
Indenture.

                             The Chase Manhattan Bank, as Trustee

                       By
                          ------------------------------
                                       Authorized Officer

                    [Form of Schedule of Payments]

                             Schedule of Payments

                                        Agency of
                                           the
               Unpaid                    Company
    Principal Principal Premium Interest  Making Authorized
Date Payment   Amount   Payment Payment  Notation  Officer  Title
---- -------   ------   ------- -------  --------  -------  -----



                       [End of Form of Bond of This Series]

     All conditions and requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms and to make the Bonds of this Series, when duly executed by the Company and authenticated and delivered by the Trustee, and duly issued, the valid, binding and legal obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

     Now, Therefore, This Supplemental Indenture Witnesseth: That The Toledo Edison Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the bonds to be issued hereunder and thereunder, as hereinafter provided, as follows:

                           ARTICLE I

                  Creation and Description of Bonds of This Series

     Section 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as First Mortgage Bonds, 6.10% Series due 2027 (such bonds herein referred to as the "Bonds of this Series"). The Bonds of this Series shall be limited to an aggregate principal amount of $10,100,000, excluding any Bonds of this Series which may be authenticated in exchange for or in lieu of or in substitution for or on transfer of other Bonds of this Series pursuant to any provisions of the Original Indenture or of this Supplemental Indenture. The Bonds of this Series shall be substantially in the form hereinbefore recited.

     Section 2.  All Bonds of this Series shall mature August 1,
2027 and shall bear interest from August 1, 1997 at the rate of 6.10% per annum payable semi-annually on August 1 and February 1 in each year, commencing February 1, 1998.

     Section 3. Both principal and interest shall be payable, so long as the registered owner of the Bonds of this Series is the Air Bond Trustee, at the agency of the Company in the City of Cincinnati, State of Ohio, but if and when the registered owner of the Bonds of this Series is not the Air Bond Trustee, shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York; and both principal and interest shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     Section 4. The Bonds of this Series shall be issued only as fully registered Bonds in denominations of $5,000 and any integral multiple thereof.

     Section 5. Bonds of this Series shall be transferable and exchangeable for other Bonds of the same series at the office or agency of the Company in the Borough of Manhattan, The City of New York, in the manner and upon the terms set forth in Section 2.05 of the Original Indenture, but notwithstanding the provisions of
Section 2.08 of the Original Indenture, no charge shall be made upon any transfer or exchange of Bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

     Section 6. The person in whose name any Bond of this Series is registered at the close of business on any record date (as defined in the text of the Form of Bond of this Series set forth in this Supplemental Indenture) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such registered Bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond (or any Bond or Bonds issued, directly or after intermediate transactions, upon transfer or exchange or in substitution thereof) is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date may be established by the Company by notice mailed to the holders of Bonds of this Series not less than 10 days preceding such record date, which record date shall be not more than 15 days prior to the subsequent interest payment date.

     Section 7. Except as provided in this Article I, every Bond of this Series shall be dated and shall bear interest as provided in Section 2.04 of the Original Indenture; provided, however, that, so long as there is no existing default in the payment of interest on said Bonds, the holder of any Bond of this Series authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such Bond shall bear interest from the interest payment date next preceding the date of such Bond to which interest has been paid or, if the Company shall be in default with respect to the interest due on the first interest payment date of such Bond, then from August 1, 1997.

     Section 8. The Bonds of this Series may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Original Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.

                           ARTICLE II

               Redemption of Bonds of This Series

     Section 1. The Bonds of this Series shall, in the manner provided in Article 5 of the Original Indenture, be subject to mandatory redemption by the Company prior to maturity, as follows:

       (a) In the event the Company exercises its option to direct the redemption of Air Bonds upon the occurrence of any of the events described in Section 6.2 of the Air Authority Loan Agreement, in whole or in part, in each case at a redemption price of 100% of the principal amount, plus accrued interest to the date fixed for redemption; or

       (b) In whole or in part on any date on or after August 1, 2007, in the event that and to the extent that the Company exercises its option to direct the redemption of Air Bonds pursuant to Section 6.1 of the Air Authority Loan Agreement, at redemption prices equal to the following percentages of the principal amount to be redeemed, plus accrued interest to the date fixed for redemption:

                                          Redemption Price
                                     (Expressed as a Percentage
                                               of the
       Redemption Periods                 Principal Amount
       (dates inclusive)                   Being Redeemed)
       ------------------             -------------------------

  August 1, 2007 through July 31, 2008          102%
  August 1, 2008 through July 31, 2009          101%
  August 1, 2009 and thereafter                 100%

     Any redemption under this Section 1 shall occur only upon receipt by the Trustee of a certificate of the Company to the effect that (i) the Company has given notice to the Air Bond Trustee that the Company is exercising its option to direct redemption of Air Bonds as provided in Section 6.1 or 6.2 of the Air Authority Loan Agreement and (ii) an equivalent principal amount of Air Bonds are currently being called for redemption. Such certificate shall specify the principal amount of the Bonds of this Series to be redeemed, shall have attached to it a copy of said notice to the Air Bond Trustee and shall specify the redemption date of such Bonds of this Series, which redemption date shall not be less than forty-five (45) days from the date of the Trustee's receipt of such certificate and shall be the same as the redemption date specified in the attached notice for the Air Bonds being concurrently redeemed.

     Section 2. (a) The Bonds of this Series shall be subject to mandatory redemption by the Company in whole at any time prior to maturity if the Trustee shall receive a written demand from the Air Bond Trustee for redemption of all Bonds of this Series held by the Air Bond Trustee, stating that an "event of default" under the Air Bond Indenture has occurred and is continuing and that payment of the principal of the Air Bonds has been accelerated; provided, however, that the Bonds of this Series shall not be redeemed under this Section 2(a) in the event that prior to the date fixed for redemption: (i) the Trustee shall have received a certificate of the Air Bond Trustee (a) stating that there has been a waiver of such acceleration or (b) withdrawing said written demand, or (ii) if an event of default under Section 9.01 of
Article 9 of the Original Indenture shall have occurred and be continuing, there has been an acceleration of the principal of the Bonds of this Series. Any such redemption shall be made not more than 45 days after receipt of the written demand at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the date fixed for redemption.

     (b) The Bonds of this Series shall also be subject to special mandatory redemption by the Company in whole or in part at any time at a redemption price of 100% of the principal amount thereof, plus accrued interest to the date fixed for redemption, at the earliest practicable date selected by the Air Bond Trustee, after consultation with the Company, but in any event no later than 180 days following the Air Bond Trustee's notification of a Determination of Taxability (as defined in the Air Bond Indenture). Any special mandatory redemption hereunder shall be made upon receipt by the Trustee of a certificate of the Company to the effect that the Company is delivering monies to redeem Bonds of this Series in order to provide the Air Bond Trustee with the monies needed to redeem Air Bonds in accordance with
Section 6.3 of the Air Authority Loan Agreement and
Section 4.01(b) of the Air Bond Indenture. Such certificate shall specify the principal amount of Air Bonds to be redeemed and the redemption date of the Bonds of this Series, which date shall be the same as the redemption date for the Air Bonds being concurrently redeemed.

     Section 3.  The provisions of Sections 5.02, 5.03, 5.04 and
5.05 of the Original Indenture shall be applicable to Bonds of this Series, provided that upon deposit with the Trustee of money to redeem Bonds of this Series, such money shall be immediately available for payment.

     Section 4. The holder of each and every Bond of this Series issued hereunder hereby agrees to accept payment thereof prior to maturity on the terms and conditions provided for in this
Article II.

                           ARTICLE III

                  Payment Deemed Made of Bonds of This Series

     Section 1. In the event any Air Bonds shall be purchased by the Company and surrendered by it to the Air Bond Trustee for cancellation or shall be otherwise surrendered to the Air Bond Trustee for cancellation pursuant to the Air Bond Indenture (except upon exchange for other Air Bonds), Bonds of this Series equal in principal amount and maturity to the Air Bonds so surrendered shall be deemed to have been paid, but only when and to the extent that (a) such payment of the principal amount of such Bonds of this Series shall be noted by an agency of the Company on the Schedule of Payments on such Bonds of this Series and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or
(b) such Bonds of this Series shall have been surrendered to and cancelled by the Trustee as provided in Section 3 of this
Article III.

     Section 2. In the event and to the extent the principal of or premium, if any, or interest on any Air Bonds shall be paid out of funds held by the Air Bond Trustee or out of any other funds or shall otherwise be deemed to be paid, an equal amount of principal of or premium, if any, or interest on, as the case may be, Bonds of this Series shall be deemed to have been paid, but in the case of such payments of principal on such Bonds of this Series, only when and to the extent that (a) such payment of the principal amount of such Bonds of this Series shall be noted by an agency of the Company on the Schedule of Payments on such Bonds of this Series and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such Bonds of this Series shall have been surrendered to and cancelled by the Trustee as provided in
Section 3 of this Article III.

      Section 3. When payment of any principal amount of a Bond of this Series shall be deemed to have been made as provided in
Section 1 or 2 of this Article III, the registered owner thereof shall surrender such Bond to an agency of the Company for notation and notification or to the Trustee for cancellation as provided in said Section. All Bonds of this Series which shall be deemed to have been paid in full as provided in said Section 1 or 2 shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same. In the event that part of a Bond of this Series shall be deemed to have been paid as provided in said
Section 1 or 2, the registered owner may, at its option, surrender such Bond to the Trustee for cancellation, in which event the Trustee shall cancel such Bond and the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, Bonds of this Series in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to the unpaid balance of the principal amount of such surrendered Bond.

                         ARTICLE IV

                                The Trustee

     Section 1. The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee. Each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

     Section 2. The Company shall cause any agency of the Company, other than the Trustee, which it may appoint from time to time to act as such agency in respect of the Bonds of this Series, to execute and deliver to the Trustee an instrument in which such agency shall:

       (a) Agree to keep and maintain, and furnish to the Trustee from time to time as reasonably requested by the Trustee, appropriate records of all transactions carried out by it as such agency and to furnish the Trustee such other information and reports as the Trustee may reasonably require;

       (b) Certify that it is eligible for appointment as such agency and agree to notify the Trustee promptly if it shall cease to be so eligible; and

       (c) Agree to indemnify the Trustee, in a manner satisfactory to the Trustee, against any loss, liability or expense incurred by, and defend any claim asserted against, the Trustee by reason of any act or failure to act as such agency, except for any liability resulting from any action taken by it at the specific direction of the Trustee;

provided, however, that the Company, in lieu of causing any such agency to furnish such an instrument, may make such other arrangements with the Trustee in respect of any such agency as shall be satisfactory to the Trustee.

     Section 3. The Trustee shall advise the Company, promptly, in writing of the notation or receipt of written notice of notation on or cancellation of any Bond of this Series provided for in Articles I, II and III of this Supplemental Indenture.

                           ARTICLE V

                            Miscellaneous Provisions

     Section 1. The Original Indenture, as heretofore supplemented, is in all respects ratified and confirmed, and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture. All covenants and provisions of the Original Indenture, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture, shall continue in full force and effect for the respective periods of time therein specified, and this Supplemental Indenture shall form part of the Indenture. All terms defined in Article 1 of the Original Indenture shall, for all purposes of this Supplemental Indenture, have the meanings in said
Article 1 specified, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture and unless the context otherwise requires.

     Section 2. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                         EXECUTION

     In Witness Whereof, The Toledo Edison Company has caused its corporate name to be hereunto affixed, this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf and The Chase Manhattan Bank, as Trustee, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary, an Assistant Secretary or a Corporate Trust Officer, for and in its behalf, all as of the day and year first above written.

                                    The Toledo Edison Company

                             By: /s/ Gary R. Leidich
                                 ----------------------------
                             Gary R. Leidich, Vice President

Attest:

/s/ Janis T. Percio
---------------------------
Janis T. Percio, Secretary

Signed, sealed and acknowledged by The Toledo
Edison Company in the presence of:


/s/ T. Michele Lynch
---------------------------
T. Michele Lynch


/s/ Carol L. Hebach
---------------------------
Carol L. Hebach

    As witnesses

                                 The Chase Manhattan Bank, as
Trustee

                          By: /s/ P.J. Gilkeson
                              ---------------------------
                              P.J. Gilkeson, Vice President

Attest:

/s/ R. Lorenzen
---------------------------------
R. Lorenzen, Senior Trust Officer

Signed, sealed and acknowledged by The Chase
Manhattan Bank in the presence of:

/s/ B. Skiba
-----------------
B. Skiba

/s/ James P. Freeman
-------------------------
James P. Freeman

    As witnesses


State of Ohio
                         SS:
County of Cuyahoga

     On this 20th day of August, 1997, before me personally appeared Gary R. Leidich and Janis T. Percio to me personally known, who being by me severally duly sworn, did say that they are a Vice President and the Secretary, respectively, of The Toledo Edison Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.


                       /s/ Carol L. Hebach
                       --------------------------
                       Notary Public
                       Carol L. Hebach
                       Notary Public, State of Ohio
                       Recorded in Cuyahoga County
                       My Commission expires January 19, 2000



State of New York
                           SS:
County of New York


     On this 21st day of August, 1997, before me personally appeared P.J.Gilkeson and R. Lorenzen to me personally known, who being by me severally duly sworn, did say that they are a Vice President and a Senior Trust Officer, respectively, of The Chase Manhattan Bank, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.


                            /s/ Emily Fayan
                            ------------------------------
                            Notary Public
                            Emily Fayan
                            Notary Public, State of New York
                            No. 24-4737006
                            Qualified in Kings County
                            Certificate Filed in New York County
                            Commission expires December 31, 1997



This Instrument Prepared By Paul N. Edwards, Attorney At Law.




















                               R-1

     This page contains information as to recording and filing which was not set forth in this Supplemental Indenture at the time of execution. This page is not a part of this Supplemental
Indenture.

                   RECORDING AND FILING DATA

     This Supplemental Indenture was filed for record and recorded in the record of mortgages in the offices of the Recorders of the following Counties:

  County       Volume       Page            Filed for Record
  ------       ------       ----            ----------------

Ohio
  Belmont
  Defiance
  Erie
  Fulton
  Henry
  Lake
  Monroe
  Ottawa
  Paulding                                    August   , 1997
  Putnam
  Sandusky
  Seneca
  Williams
  Wood
Pennsylvania
  Beaver

            Microfiche
            ----------

  Lucas, Ohio                                 August , 1997

     An amendment to a previously filed financing statement and a counterpart of this Supplemental Indenture were filed in the office of the Secretary of the Commonwealth of Pennsylvania on August , 1997 under original or amendment file number 07851362, microfilm number 24581784, to comply with the filing requirements of the Pennsylvania enactment of the Uniform Commercial Code.


     Pursuant to Section 6.18 of a certain Trust Indenture, dated as of August 1, 1997, between the Ohio Air Quality Development Authority and The Fifth Third Bank, as Trustee, and a Letter Agreement, dated August 26, 1997, from said Trustee to The Toledo Edison Company, a copy of which is on file with said Trustee, this Bond may not be sold, assigned, pledged or transferred except as required to effect an assignment by said Trustee to a successor trustee under said Trust Indenture.

                         The Toledo Edison Company
                First Mortgage Bond, 6.10% Series Due 2027
                     Due August 1, 2027
No. 1                                               $10,100,000

     The Toledo Edison Company, an Ohio corporation (hereinafter called the Company) for value received, hereby promises to pay to The Fifth Third Bank, as trustee under the Air Bond Indenture (hereinafter defined) or registered assigns, the principal sum of Ten Million, One Hundred Thousand Dollars or the aggregate unpaid principal amount hereof (as shown on the Schedule of Payments hereon), whichever is less, on August 1, 2027, at its office or agency in the Borough of Manhattan, The City of New York, or, so long as the registered owner of this Bond is the Air Bond Trustee (hereinafter defined), at the agency of the Company in the City of Cincinnati, State of Ohio, and semi-annually on the first day of August and the first day of February in each year, commencing February 1, 1998 (each such date hereinafter called an interest payment date), to pay interest on the unpaid principal amount hereof to the registered owner hereof at said office or agencies at the rate per annum specified in the title of this Bond, until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (hereinafter defined). Except as hereinafter provided, this Bond shall bear interest from the interest payment date next preceding the date of this Bond to which interest has been paid, unless this Bond is dated on an interest payment date, in which case from the date hereof; or unless this Bond is dated prior to the first interest payment date in respect hereof, in which case from August 1, 1997, and except that if this Bond is delivered on a transfer or exchange of or in substitution for another Bond or Bonds it shall bear interest from the last preceding date to which interest shall have been paid on the Bond or Bonds in respect of which this Bond is delivered (except that if this Bond is dated between the record date (hereinafter defined) for any interest payment date and such interest payment date, then from such interest payment date, provided, however, that if the Company shall default in payment of the interest due on such interest payment date, then from the next preceding interest payment date to which interest has been paid on the Bond of this Series, or if such interest payment date is the first interest payment date for Bonds of this Series, then from August 1, 1997). The interest so payable on any interest payment date will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Bond is registered at the close of business on the record date, which shall be the "Regular Record Date" as defined in the Air Bond Indenture (hereinafter defined), applicable to the regular interest payment date of any Bond of this Series, if it were an "Interest Payment Date" as defined in the Air Bond Indenture. Both the principal of and the interest on this Bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     This Bond is one of the Bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series) by a certain Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947 (hereinafter called the Original Indenture), made by the Company to The Chase National Bank of the City of New York, now succeeded by The Chase Manhattan Bank, as Trustee (hereinafter called the Trustee), and by certain indentures supplemental thereto, including the Forty-seventh Supplemental Indenture dated as of August 1, 1997 (the Original Indenture and said indentures supplemental thereto herein collectively called the Indenture and said Forty-seventh Supplemental Indenture hereinafter called the Supplemental Indenture), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee and the holders of said Bonds and of the coupons appurtenant to coupon Bonds under the Indenture and the terms and conditions upon which said Bonds are and are to be issued and secured, to all of the provisions of which Indenture and of all such supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of Bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this Bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said Bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the Bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that in case such changes and modifications affect one or more but less than all series of Bonds then outstanding, they shall be required to be adopted only by the affirmative vote of the holders of at least 75% in aggregate principal amount of outstanding Bonds of such one or more series so affected; and further provided, that without the consent of the holder hereof no such change or modification shall be made which will extend the time of payment of the principal of, or of the interest or premium, if any, on this Bond or reduce the principal amount hereof or the rate of interest or the premium, if any, hereon, or affect any other modification of the terms of payment of such principal or interest, or premium, if any, or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive the holder hereof of the benefit of a lien upon the mortgaged property for the security of this Bond, or will reduce the percentage of Bonds required for the adoption of changes or modifications as aforesaid.

     This Bond is one of a series of Bonds designated as First Mortgage Bonds, 6.10% Series due 2027, of the Company (herein called Bonds of this Series) limited, except as otherwise provided in the Indenture, in aggregate principal amount to $10,100,000 and issued under and secured by the Supplemental Indenture. The Bonds of this Series have been issued by the Company to the Ohio Air Quality Development Authority (hereinafter called the Air Authority) to evidence and secure the obligations of the Company to repay a loan (herein called the Air Authority Loan) made by the Air Authority to the Company pursuant to a certain loan agreement, dated as of August 1, 1997 (herein called the Air Authority Loan Agreement), between the Air Authority and the Company to assist the Company in refunding certain bonds which had been previously issued by the Air Authority, the proceeds of which had been loaned to the Company to assist in financing its portion of the cost of the acquisition, construction and installation of certain air pollution control facilities. The Air Authority Loan has been funded with proceeds derived from the sale by the Air Authority of one series of State of Ohio Collateralized Pollution Control Revenue Refunding Bonds, Series 1997-A (The Toledo Edison Company Project) (herein called the Air Bonds) in the aggregate principal amount of $10,100,000, issued under a Trust Indenture, dated as of August 1, 1997 (herein called the Air Bond Indenture), between The Fifth Third Bank, Cincinnati, Ohio, as trustee (herein called the Air Bond Trustee) and the Air Authority. All right, title and interest of the Air Authority in the Bonds of this Series have been assigned by the Air Authority to the Air Bond Trustee as security for the payment of the principal of and premium, if any, and interest on the Air Bonds; and the Bonds of this Series have been delivered to the Air Bond Trustee, as trustee, for the benefit of the holders of the Air Bonds.

     In the event any Air Bonds shall be surrendered to the Air Bond Trustee or other person for cancellation pursuant to the Air Bond Indenture (except upon exchange for other Air Bonds), Bonds of this Series equal in principal amount to such Air Bonds shall be deemed to have been paid, but only when and to the extent
(a) so noted on the Schedule of Payments hereon by one of the agencies of the Company hereinabove specified and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (b) such Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph; and in the event and to the extent the principal of (or premium, if any) or interest on any Air Bonds shall be paid or deemed to be paid, an equal amount of principal (or premium, if any) or interest, as the case may be, payable with respect to an aggregate principal amount of Bonds of this Series equal to the aggregate principal amount of such Air Bonds shall be deemed to have been paid, but, in the case of such payment of principal, only when and to the extent (i) so noted on the Schedule of Payments hereon by one of the agencies of the Company hereinabove specified and (if such agency is not the Trustee) written notice by such agency of such notation has been received by the Trustee or (ii) this Bond is surrendered to and cancelled by the Trustee as provided in the next paragraph. When any such payment of principal of this Bond is made, this Bond shall be surrendered by the registered owner hereof to an agency of the Company for such notation and notification or to the Trustee for cancellation.

     In the event that this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event that this Bond shall be deemed to have been paid in part, this Bond may, at the option of the registered owner, be surrendered to the Trustee for cancellation, in which event the Trustee shall cancel this Bond and the Company shall execute and the Trustee shall authenticate and deliver Bonds of this Series in authorized denominations in aggregate principal amount equal to the unpaid balance of the principal amount of this Bond.

     The Bonds of this Series are subject to mandatory redemption by the Company prior to maturity, upon not less than thirty days prior notice, in whole or in part at any time, all as more fully provided in Section 1 of Article II of the Supplemental Indenture, in the event the Company exercises its option to direct the redemption of Air Bonds, pursuant to Section 6.2 of the Air Authority Loan Agreement, and an equivalent principal amount of Air Bonds are being concurrently called for redemption, at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the date fixed for redemption.

     The Bonds of this Series are also subject to mandatory redemption by the Company prior to maturity at any time (a) in whole upon notice of the occurrence of an event of default under the Air Bond Indenture and of the acceleration of the payment of the principal of the Air Bonds or (b) in whole or in part upon a final determination by any federal, judicial or administrative authority that interest on the Air Bonds is includable for federal income tax purposes in the gross income of the holders of the Air Bonds (other than because a holder is a "substantial user" of the Project being financed pursuant to the Air Authority Loan Agreement or a "related person" thereof, as those terms are used in Section 147(a) of the Internal Revenue Code of 1986, as amended) and an equivalent amount of Air Bonds are being concurrently called for redemption, in each case as provided in
Section 2 of Article II of the Supplemental Indenture, at a redemption price of 100% of the principal amount to be redeemed, plus accrued interest to the date fixed for redemption.

     The Bonds of this Series are also subject to mandatory redemption by the Company prior to stated maturity, all as more fully provided in Section 1 of Article II of the Supplemental Indenture, in whole or in part, on any date on or after August 1, 2007 in the event that and to the extent that the Company exercises its option to direct the redemption of Air Bonds, pursuant to Section 6.1 of the Air Authority Loan Agreement, and an equivalent principal amount of Air Bonds are being concurrently called for redemption, at redemption prices, plus accrued and unpaid interest, if any, to the redemption date as follows:

                                           Redemption Price
                                    (Expressed as a Percentage of
        Redemption Periods              the Principal Amount
        (dates inclusive)                  Being Redeemed
        ------------------          ----------------------------
  August 1, 2007 through July 31, 2008           102%
  August 1, 2008 through July 31, 2009           101%
  August 1, 2009 and thereafter                  100%

     Any redemption of the Bonds of this Series shall be made in accordance with the applicable provisions of Sections 5.02, 5.03,
5.04 and 5.05 of the Original Indenture, unless and to the extent waived in writing by the registered owner or owners of all Bonds of this Series and such waiver is filed with the Trustee.

     If this Bond shall be called for redemption and payment of the redemption price shall be duly provided by the Company as specified in the Indenture, interest shall cease to accrue hereof from and after the date of redemption fixed in the notice thereof.

     The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein described.

     This Bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and thereupon a new fully registered Bond or Bonds of this Series and maturity, for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange therefor, as provided in the Indenture. The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose or receiving payment and for all other purposes. This Bond, alone or with other Bonds of this Series and maturity, may in like manner be exchanged at such office or agency for one or more new fully registered Bonds of this Series and maturity, in authorized denominations, of the same aggregate principal amount. Upon each such transfer, exchange and re-exchange the Company will not require the payment of any charges, other than for any tax or other governmental charge required to be paid by the Company in connection therewith.

     No recourse under or upon any covenant or obligation of the Indenture, or of any indenture supplemental thereto, or of this Bond, for the payment of the principal of or the interest on this Bond, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or any predecessor or successor corporation or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitution, statute or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this Bond, and being likewise waived and released by the terms of the Indenture.

     This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by The Chase Manhattan Bank or its successor, as Trustee under the Indenture.



     In Witness Whereof, The Toledo Edison Company has caused this Bond to be signed in its name by its President or a Vice
President, manually or in facsimile, and its corporate seal to be impressed or imprinted hereon and attested by a manual or facsimile signature of its Secretary or an Assistant.

Dated:

                                      The Toledo Edison Company

                              By
                                 ---------------------------
                                  Vice President

Attest:


---------------------------
  Secretary

     This Bond is one of the Bonds of the series designated and described in the within-mentioned Indenture and Supplemental
Indenture.

                                The Chase Manhattan Bank, as
Trustee

                          By
                                    ------------------------------
---
                                         Authorized Officer

                            Schedule of Payments

                                        Agency of
                                           the
                          Unpaid         Company
     Principal Principal Premium Interest Making Authorized
Date  Payment   Amount   Payment Payment Notation  Officer  Title
----  -------   ------   ------- ------- --------  -------  -----













     Pursuant to Section 6.18 of a certain Trust Indenture, dated as of August 1, 1997, between the Ohio Air Quality Development Authority and The Fifth Third Bank, as Trustee, and a Letter Agreement, dated August 26, 1997, from said Trustee to The Toledo Edison Company, a copy of which is on file with said Trustee, this Bond may not be sold, assigned, pledged or transferred except as required to effect an assignment by said Trustee to a successor trustee under said Trust Indenture.

                         The Toledo Edison Company
                First Mortgage Bond, 6.10% Series Due 2027
                    Due August 1, 2027

No.                                                        $

     The Toledo Edison Company, an Ohio corporation (hereinafter called the Company) for value received, hereby promises to pay to or registered assigns, the principal sum of Dollars or the aggregate unpaid principal amount hereof (as shown on the Schedule of Payments hereon), whichever is less, on August 1, 2027, at its office or agency in the Borough of Manhattan, The City of New York, or, so long as the registered owner of this Bond is the Air Bond Trustee (hereinafter defined), at the agency of the Company in the City of Cincinnati, State of Ohio, and semi-annually on the first day of August and the first day of February in each year, commencing February 1, 1998 (each such date hereinafter called an interest payment date), to pay interest on the unpaid principal amount hereof to the registered owner hereof at said office or agencies at the rate per annum specified in the title of this Bond, until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (hereinafter defined). Except as hereinafter provided, this Bond shall bear interest from the interest payment date next preceding the date of this Bond to which interest has been paid, unless this Bond is dated on an interest payment date, in which case from the date hereof; or unless this Bond is dated prior to the first interest payment date in respect hereof, in which case from August 1, 1997, and except that if this Bond is delivered on a transfer or exchange of or in substitution for another Bond or Bonds it shall bear interest from the last preceding date to which interest shall have been paid on the Bond or Bonds in respect of which this Bond is delivered (except that if this Bond is dated between the record date